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Exhibit 10.17(a)

AGREEMENT

        For good and valuable consideration, the Agreement effective February 27, 2003 through January 16, 2004 by and among The Downs Racing, Inc. and The Pennsylvania Harness Horsemen Association, Inc. and all of the terms and conditions of the Agreement are hereby extended by the mutual consent of all parties through 11:59 pm on March 16, 2004.

        To indicate their acceptance of this extension of the Agreement, the duly authorized agents of the parties have executed below.

THE DOWNS RACING, INC.
By:	/s/ RICHARD ORBANN
Name:	Richard Orbann
Title:	President
Date:	Feb 15, 2004

THE PENNSYLVANIA HARNESS HORSEMEN ASSOCIATION, INC.
By:
Name:	Ronald P. Battoni
Title:	Executive Director
Date:	Feb 13, 2004

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  Exhibit 10.17(a)
AGREEMENT